SECURELOGIC CORP.
FORM OF STOCK OPTION AGREEMENT

THIS AGREEMENT is entered into as of the ___________ (the "Grant Date"), between SecureLogic Corp., a Nevada corporation (the "Corporation") and _______ (the "Optionee").

R E C I T A L S

A. The Board of Directors of the Corporation (the "Board") has established the 2005 Stock Option/Stock Issuance Plan (the "Plan") in order to provide key employees, directors, advisors and consultants of the Corporation with a favorable opportunity to acquire shares of the Corporation's common stock ("Stock").

B. The Board regards the Optionee service as a director as key to the Corporation and has determined that it would be in the best interests of the Corporation and its shareholders to grant the option described in this Agreement to the Optionee as an inducement to remain in the service of the Corporation, and as an incentive for promoting Optionee's efforts during such service.

NOW, THEREFORE, it is agreed as follows:

1. DEFINITIONS AND INCORPORATION. Unless otherwise defined herein or the context otherwise requires, the capitalized terms used in this Agreement shall have the meanings given to such terms in the Plan. The terms, conditions and limitations set forth in the Plan are hereby incorporated in and made a part of this Agreement as if fully set forth herein. The Optionee hereby acknowledges that he or she has received a copy of the Plan.

2. GRANT OF OPTION. Pursuant to the Plan, the Corporation hereby grants to the Optionee as of the date hereof, the option to purchase all or any part of an aggregate of _________ (___________) shares of Stock (the "Option"), subject to adjustment in accordance with Section 10 of the Plan.

3. OPTION PRICE. The option shall have an exercise price of $______ per share.

4. RIGHT TO EXERCISE. Subject to the conditions set forth in this Agreement and in the Plan, the Option shall be exercisable immediately upon grant.

5. SECURITIES LAW REQUIREMENTS. In the event that the sale of Shares under the Plan is not registered under the Securities Act of 1933 but an exemption is available which requires an investment representation or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

6. TRANSFERABILITY. The Option shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's guardian or legal representative and shall be nontransferable, except that the Optionee may transfer all or any part of the Option by will or by the laws of descent and distribution. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Option or any right thereunder, shall be null and void and, at the Corporation's option, shall cause all of the Optionee's rights under this Agreement to terminate.

7. EFFECT OF EXERCISE. Upon exercise of all or any part of the Option, the number of shares of Stock subject to the Option under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

8. EXERCISE OF OPTION. The Option may be exercised by delivering to the Corporation (a) a written notice of exercise in substantially the form prescribed from time to time by the Administrator, and (b) full payment of the Exercise Price for each share of Stock purchased under the Option. Such notice shall specify the number of shares of Stock with respect to which the Option is exercised and shall be signed by the person exercising the Option. If the Option is exercised by a person other than the Optionee, such notice shall be accompanied by proof, satisfactory to the Corporation, of such person's right to exercise the Option. The Exercise Price shall be payable (i) in U.S. dollars in cash (by check) or (ii) by delivery of shares of Stock registered in the name of the Optionee having a Fair Market Value at the time of exercise equal to the amount of the Exercise Price.

9. WITHHOLDING TAXES. The Company may require the Optionee to deliver payment, upon exercise of the Option, of all withholding taxes (in addition to the Exercise Price) with respect to the difference between the Exercise Price and the Fair Market Value of the Stock acquired upon exercise.

10. ISSUANCE OF SHARES. Subject to the foregoing conditions, the Corporation, as soon as reasonably practicable after receipt of a proper notice of exercise and payment of the Exercise Price, shall deliver to the person exercising the Option, at the principal office of the Corporation or such other location as may be acceptable to the Corporation and such person, one or more certificates for the shares of Stock with respect to which the Option is exercised. Such shares shall be fully paid and non-assessable and shall be issued in the name of such person.

11. RIGHTS AS SHAREHOLDER. Neither the Optionee nor any other person entitled to exercise the Option shall have any rights as a shareholder of the Corporation with respect to the Stock subject to the Option until a certificate for such shares has been issued to him or her following the exercise of the Option.

12. PERIODS OF NONEXERCISABILITY. Any other provision of this Agreement notwithstanding, the Corporation shall have the right to designate one or more periods of time, each of which shall not exceed 180 days in length, during which this option shall not be exercisable if the Corporation determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Corporation, facilitate the registration or qualification of any securities by the Corporation under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this option shall be exercisable.

13. INTERPRETATION. The interpretation, construction, performance and enforcement of this Agreement and of the Plan shall lie within the sole discretion of the Administrator, and the Administrator's determinations shall be conclusive and binding on all interested persons.

14. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

SECURELOGIC CORP.

By:

Title

OPTIONEE